UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 22, 2024
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 22, 2024, Ford Motor Company (“Ford” or “Company”) entered into the Twenty-First Amendment (the “Twenty-First Amendment”) to its Credit Agreement dated as of December 15, 2006, as amended and restated as of November 24, 2009, as amended and restated as of April 30, 2014, as amended and restated as of April 30, 2015, and as further amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to April 22, 2024, the “Existing Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Twenty-First Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

As a result of the Twenty-First Amendment, the Existing Credit Agreement has been amended effective as of April 22, 2024. Prior to the Twenty-First Amendment, lenders held $3.4 billion of commitments maturing on April 26, 2026 and $10.1 billion of commitments maturing on April 26, 2028. As a result of the Twenty-First Amendment, lenders have $25 million of commitments maturing on April 26, 2026, $3.4 billion of commitments maturing on April 22, 2027, $0.1 billion of commitments maturing on April 26, 2028, and $10.0 billion of commitments maturing on April 20, 2029.

Also on April 22, 2024, Ford entered into the Sixth Amendment (the “Supplemental Sixth Amendment”) to its Revolving Credit Agreement dated as of April 23, 2019, as amended and restated as of September 29, 2021 (as amended, supplemented, or otherwise modified from time to time prior to April 22, 2024, the “Existing Supplemental Revolving Credit Agreement”) among Ford, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Supplemental Sixth Amendment is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

As a result of the Supplemental Sixth Amendment, the Existing Supplemental Revolving Credit Agreement has been amended effective as of April 22, 2024. Prior to the Supplemental Sixth Amendment, lenders held revolving commitments totaling $2.0 billion, with $0.1 billion of commitments maturing on September 29, 2024 and $1.9 billion of commitments maturing on April 26, 2026. As a result of the Supplemental Sixth Amendment, lenders have maintained the same level of total commitments with $2.0 billion of commitments maturing on April 22, 2027.

Also on April 22, 2024, Ford entered into the Third Amendment (the “364-Day Third Amendment”) to its 364-Day Revolving Credit Agreement dated as of June 23, 2022 (as amended, supplemented, or otherwise modified from time to time prior to April 22, 2024, the “Existing 364-Day Revolving Credit Agreement”) among Ford, the subsidiary borrowers from time to time party thereto, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The 364-Day Third Amendment is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

As a result of the 364-Day Third Amendment, the Existing 364-Day Revolving Credit Agreement has been amended effective as of April 22, 2024. Prior to the 364-Day Third Amendment, lenders held revolving commitments totaling $1.8 billion maturing on April 24, 2024. As a result of the 364-Day Third Amendment, lenders have $2.5 billion of commitments maturing on April 21, 2025.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 10.1	Twenty-First Amendment dated April 22, 2024 to	Filed with this Report
the Credit Agreement dated as of December 15, 2006,
as amended and restated as of November 24, 2009,
as amended and restated as of April 30, 2014,
as amended and restated as of April 30, 2015,
as amended and restated as of September 29, 2021

Exhibit 10.2	Sixth Amendment dated April 22, 2024 to	Filed with this Report
the Revolving Credit Agreement dated as of April 23, 2019,
as amended and restated as of September 29, 2021

Exhibit 10.3	Third Amendment dated April 22, 2024 to	Filed with this Report
the 364-Day Revolving Credit Agreement dated June 23, 2022

Exhibit 104	Cover Page Interactive Data File	*
(formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 22, 2024	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary

* Submitted electronically with this Report in accordance with the provisions of Regulation S-T.